ROYALTY AGREEMENT

THIS AGREEMENT dated as of the 15th day of October, 1999

BETWEEN:

                    front range exploration corporation, Turks and Caicos Islands (hereinafter called "Front Range")

                                                               OF THE FIRST PART

AND:

                    DELTA INTERNATIONAL MINING AND EXPLORATION INC., a body corporate duly incorporated pursuant to the laws of the State of Nevada having its place of business at 11649 East Cortez Drive, Scottsdale, Arizona, 85259, USA

                    (hereinafter called "Delta")

                                                              of the second part

WHEREAS:

A. Front Range has located mineral properties in Bolivia for Delta on the terms of a verbal agreement between the parties and the parties now wish to enter into this Agreement to formalise their prior verbal agreement;

NOW THEREFORE THIS AGREEMENT WITNESSES that in consideration of the foregoing and of the sum of $10.00 paid to the parties to the other, the receipt of which is hereby acknowledged, the parties hereto agree each with the other as follows:


1.       CONSIDERATION
         -------------

1.1 As consideration for the locating by Front Range of mineral properties in South America for Delta or its subsidiary and as consideration for the continued efforts of Front Range in locating mineral properties in South America for Delta, Delta hereby agrees to allot and issue 300,000 shares to Front Range and to grant the Royalty in accordance with Schedule "A".

1.2 The Royalty shall be payable on all properties in South America presently held by Delta which have been located by Front Range and on all properties located by Front Range that are subsequently acquired by Delta.

2.       GENERAL PROVISIONS
         ------------------

2.1 Time shall be of the essence of this agreement.

2.2 This agreement contains the whole agreement between the parties hereto in respect of the subject matter hereof and there are no warranties, representations, terms, conditions or collateral agreements expressed, implied or statutory, other than as expressly set forth in this agreement.

2.3 This Agreement shall enure to the benefit of and be binding upon the parties hereto and their respective successors and permitted assigns. No party may assign its rights under this Agreement without the consent of the other parties.

2.4 Any notice to be given under this agreement shall be duly and properly given if made in writing and by delivering or telecopying the same to the addressee at the address as set out on page one of this Agreement. Any notice given as aforesaid shall be deemed to have been given or made on, if delivered, the date on which it was delivered or, if telecopied, on the next business day after it was telecopied. Any party hereto may change its address for notice from time to time by notice given to the other parties hereto in accordance with the foregoing.

2.5 This Agreement may be executed in one or more counterparts, each of which so executed shall constitute an original and all of which together shall constitute one and the same agreement.

2.6 This Agreement shall be construed and enforced in accordance with, and the rights of the parties shall be governed by, the laws of the State of Nevada, and each of the parties hereto irrevocably attorns to the exclusive jurisdiction of the Courts of the State of Nevada.

IN WITNESS WHEREOF the parties hereto have executed this Agreement as of the day and year first above written.

Delta international mining and exploration inc.


Per: /s/ Gary Boyd
    ------------------------------------
         Gary Boyd, President


Per: /s/ Robert Mathews
    ------------------------------------
         Robert Mathews, CFO




SIGNED, SEALED AND DELIVERED       )
by Front Range Exploration         )
Corporation in the presence of:    )
                                   )
                                   )
                                   )
                                   )
--------------------------         )         -----------------------------------
Witness Signature                  )         Front Range Exploration Corporation
                                   )
                                   )
--------------------------         )
Name                               )
                                   )
--------------------------         )
Address                            )


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

                                  Schedule "A"

                            GROSS OVERRIDING ROYALTY
                            ------------------------

Pursuant to the Agreement to which this Schedule is attached (the "Agreement"), a party (the "Royalty Holder") may be entitled to a gross overriding royalty (the "Gross Overriding Royalty") payable by the other party or parties (the "Royalty Payor"), which shall be equal to 2% of the "Appraised Value" (as hereinafter defined and reconciled as hereinafter provided) of all gem and industrial diamonds ("Diamonds") recovered, sorted and graded from the Property (as defined in the Agreement), free and clear of all costs of development and operation, and subject only to taxes and royalties (except income taxes) and the fees and expenses of graders as hereinafter provided.

"Appraised Value" means the valuation in American Dollars of the Diamonds at the minesite determined by an independent grader appointed by the Royalty Payor. Such independent grader shall be duly qualified and accredited, and shall sort, grade and value the Diamonds in accordance with industry standards, having regard to, but without limiting the generality of the foregoing, the commercial demand for the Diamonds, the grades of the Diamonds (gem or industrial) and the colors, sizes and clarity of the Diamonds. The independent valuator shall value each particular classification of the Diamonds in accordance with the industry pricebooks, standards and formulas.

The Gross Overriding Royalty will be calculated and paid within 30 days of the end of each calendar quarter, based on all diamonds from the Property which were graded in such calendar quarter.

Within 90 days after the Royalty Payor has received payment for all Diamonds from the Property which were graded in a calendar year, it will reconcile the Appraised Value (deducting only taxes, royalties and the fees and expenses of graders as aforesaid) of all such Diamonds with the actual proceeds received by the Royalty Payor from the sale of such Diamonds (deducting only taxes royalties and the fees and expenses of graders as aforesaid) and provide to the Royalty Holder, a statement showing all pertinent information in sufficient detail to explain the calculation of the royalty payment. If the aggregate proceeds (deducting only royalties and the fees and expenses of graders as aforesaid) are greater than the said Appraised Value, the Royalty Payor will pay to the Royalty Holder its proportionate share of the excess. If the Appraised Value is greater than the said aggregate proceeds (deducting only taxes, royalties and the fees and expenses of graders as aforesaid), then the Royalty Holder will pay to the Royalty Payor its proportionate share of the excess.

All Gross Overriding Royalty payments shall be considered final and in full satisfaction of all obligations of the Royalty Payor with respect thereto, unless the Royalty Holder gives the Royalty Payor written notice describing and setting forth a specific objection to the calculation thereof within 12 months after receipt by the Royalty Holder of the statement herein provided for. If the Royalty Holder objects to a particular statement as herein provided, the Royalty Holder shall, for a period of 30 days after the Royalty Payor's receipt of notice of such objection, have the right upon reasonable notice and at a reasonable time, to have the Royalty Payor's accounts and records relating to the calculation of the Royalty in question audited by a chartered accountant acceptable to the Royalty Holder and to the Royalty Payor. If such audit determines that there has been a deficiency or any excess in the payment made to the Royalty Holder such deficiency or excess shall be resolved by adjusting the next quarterly Gross Overriding Royalty payment due hereunder. The Royalty Holder shall pay all costs of such audit unless a deficiency or more than ten percent (10%) of the amount due is determined to exist. All books and records used by the Royalty Payor for adjustment in such 12 month period shall establish the correctness and preclude the filing of exceptions or making of claims for adjustment thereon.

In addition, if the Royalty Payor conducts an audit, either internally or by an independent auditor, of the operations on or in respect of the Property, the Royalty Holder will be notified and, at its request, will be provided with a copy of the portion or portions of such audit which pertain to production statistics.

                                      -5-